Exhibit 99.1

Action Performance Reports Second Quarter 2005 Results

PHOENIX—(BUSINESS WIRE)—May 9, 2005—Action Performance Companies, Inc. (NYSE:ATN — News), the leader in the design, marketing, promotion, and distribution of licensed motorsports merchandise, today announced financial results for the fiscal second quarter ended March 31, 2005. For the quarter, the company reported revenues of $75.3 million compared with $83.6 million in the prior year, a decrease of 9.9%. The decrease in revenue in the quarter resulted primarily from lower sales of die-cast products to mass merchandisers and, to a lesser extent, lower apparel sales to wholesale channels.

The Company reported a net loss of $2.9 million, or $0.16 per share, compared with net income of $1.3 million, or $0.07 in second quarter of 2004.

For the six months ended March 31, 2005, the company reported revenues of $151.4 million, compared with revenues of $154.8 million in the prior year, a decrease of 2.2%. The company reported a net loss of $6.5 million, or $0.35 per share, compared with a net loss of $0.4 million, or $0.02 per share in the prior year.

Fred Wagenhals, Chief Executive Officer, commented “We continue to refine the restructuring plan that was announced last quarter. Improving our distribution model is the cornerstone of that plan. After an exhaustive review of our options, management concluded that Action’s existing Concord, North Carolina facility provided the best combination of cost, access to the customer, control of product to the retail market and ease of implementation. We believe that having Action employees talk directly to our retail customers to understand their needs will help us restore growth to the collector die-cast market.”

Mr. Wagenhals stated further “Although there is much work ahead, we have implemented a number of initiatives that we believe will improve long term profitability at Action Performance. During the quarter, we consolidated the Jeff Hamilton apparel business, reduced headcount and improved our accounts receivable. Overall, I am pleased with the progress that the Company is making and with the commitment that the employees of Action Performance have made to the turnaround plan.”

Business Outlook

While Action Performance refrains from giving specific revenue and earnings guidance, the Company expects fiscal third quarter 2005 sales to be sequentially higher compared to the second quarter, but below year ago levels. Further, it expects wholesale sales of die cast to be down year-on-year reflecting uncertainties associated with the termination of its distributor relationships as the Company transitions to a direct distribution model.

Dividend Policy

The Board of Directors has decided not to declare the quarterly dividend of $0.05 per share. The Board believes that it is prudent to take this action coincident with the restructuring initiatives in place. The evaluation of paying a dividend will be made on a quarter-by-quarter basis.

About Action Performance

Action Performance Companies Inc. (NYSE:ATN — News) is the leader in the design, promotion, marketing and distribution of licensed motorsports merchandise. The Company’s products include a broad range of motorsports-related die-cast replica collectibles, apparel, souvenirs and other memorabilia. Action Performance markets and distributes products through a variety of channels including the Action Racing Collectables network of wholesale distributors, the Racing Collectables Club of America, QVC, goracing.com, trackside at racing events, direct corporate promotions, mass retail, department stores, and specialty dealers. Additional information about Action Performance can be found at http://www.action-performance.com/.

This press release contains forward-looking statements, including statements regarding the benefits of our restructuring plan and sales guidance for the remainder of fiscal 2005. The Company’s actual results could differ materially from those set forth in these forward-looking statements. Factors that might cause such differences include, among others, the ability of the Company to successfully execute its business plan, competitive pressures, acceptance of the Company’s products and services in the marketplace, the success of new marketing programs, the Company’s ability to successfully execute its agreements with other parties, general economic conditions, and other risks discussed in the Company’s Form 10-K, dated September 30, 2004, under the caption “Business-Risk Factors” and in Exhibit 99.1 to the Company’s Form 10-Q dated December 31, 2004, each of which is on file with the U.S. Securities and Exchange Commission.

CONTACT:  Action Performance, Inc.
David Riddiford
Chief Financial Officer
602/337-3999

or

Integrated Corporate Relations, Inc.
Hayley Kissel

203/682-8223

ACTION PERFORMANCE COMPANIES, INC.
Unaudited Condensed Consolidated Balance Sheets
March 31, 2005 and September 30, 2004
(in thousands)

	March 31,	September 30,
	2005	2004
ASSETS
Current Assets:
Cash and cash equivalents	$6,414	$12,580
Accounts receivable, net	39,444	51,769
Inventories	56,095	56,947
Prepaid royalties	6,126	2,834
Taxes receivable	3,908	2,126
Deferred income taxes	8,772	8,766
Prepaid expenses and other	4,159	5,920

Total current assets	124,918	140,942

Long-Term Assets:
Property and equipment, net	63,072	64,878
Goodwill	89,399	88,653
Licenses and other intangibles, net	58,549	56,614
Other	2,885	3,196

Total long-term assets	213,905	213,341

	$338,823	$354,283

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$17,455	$28,778
Accrued royalties	9,981	10,702
Accrued expenses	6,476	8,757
Taxes payable	2,277	1,742
Line-of-credit and term loans	13,343	—
Current portion of long-term debt	395	4,009

Total current liabilities	49,927	53,988

Long-Term Liabilities:
Long-term debt	4,279	11,882
Deferred income taxes	26,402	24,979
Other	260	298

Total long-term liabilities	30,941	37,159

Commitments and Contingencies
Minority Interests	2,301	2,509
Shareholders’ Equity	255,654	260,627

	$338,823	$354,283

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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Three and Six Months Ended March 31, 2005 and 2004
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	2005	2004	2005	2004
Net sales	$75,326	$83,596	$151,380	$154,803
Cost of sales	55,098	59,434	114,700	113,685

Gross profit	20,228	24,162	36,680	41,118

Operating expenses:
Selling, general, and administrative	20,652	20,377	43,553	40,283
Amortization of licenses and other intangibles	879	943	1,757	1,884

Total operating expenses	21,531	21,320	45,310	42,167

Income (loss) from operations	(1,303)	2,842	(8,630)	(1,049)

Interest expense	(396)	(471)	(697)	(902)
Foreign exchange gains (losses)	(871)	(256)	908	1,153
Earnings from joint venture	109	198	402	762
Other income	56	46	81	112
Other expense	(456)	(288)	(725)	(746)

Total other income (expense)	(1,558)	(771)	(31)	379

Income (loss) before income taxes	(2,861)	2,071	(8,661)	(670)
Income taxes	54	783	(2,208)	(253)

Net income (loss)	(2,915)	1,288	(6,453)	(417)

Other comprehensive income (loss)	(1,587)	(591)	831	814

Comprehensive income (loss)	$(4,502)	$697	$(5,622)	$397

Earnings (Loss) Per Common Share:
Basic	$(0.16)	$0.07	$(0.35)	$(0.02)
Diluted	$(0.16)	$0.07	$(0.35)	$(0.02)

Weighted Average Shares Outstanding:
Basic	18,568	18,327	18,487	18,304
Diluted	18,568	18,602	18,487	18,304

Certain prior period amounts have been reclassified to conform to the current year presentation.

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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
Six Months Ended March 31, 2005 and 2004
(in thousands)

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,453)	$(417)
Adjustments to reconcile net loss to cash provided by operations-
Depreciation and amortization	16,258	14,713
Provision for doubtful accounts	2,897	572
Other	457	40
Changes in assets and liabilities, net of businesses acquired and disposed-
Accounts receivable	9,518	16,779
Accounts payable and accrued expenses	(9,525)	(6,276)
Taxes payable and receivable, net	(1,306)	(4,934)
Inventories	1,003	(12,144)
Prepaid royalties and accrued royalties	(4,029)	(3,320)
Other	1,140	(2,080)

Net cash provided by operating activities	9,960	2,933

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net	(14,698)	(13,443)
Acquisition of businesses and intangibles, net of costs	(2,051)	(2,439)
Other	450	503

Net cash used in investing activities	(16,299)	(15,379)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under line-of-credit	4,091	—
Long-term debt repayments	(2,287)	(403)
Dividends paid — common shareholders	(1,842)	(1,829)
Dividends paid — minority interest shareholders	(847)	(1,149)
Stock option and other exercise proceeds	918	145

Net cash provided by (used in) financing activities	33	(3,236)

Effect of exchange rates on cash and cash equivalents	140	180

Net change in cash and cash equivalents	(6,166)	(15,502)
Cash and cash equivalents, beginning of period	12,580	49,462

Cash and cash equivalents, end of period	$6,414	$33,960

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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Schedule of Net Sales by Channel
Three and Six Months Ended March 31, 2005 and 2004
(in thousands)

	Three Months Ended		Six Months Ended
	2005	2004	2005	2004
Domestic Die-cast:
Wholesale distribution and promotion	$11,846	$12,098	$24,154	$23,929
Wholesale to mass-merchant retailers	7,829	13,659	25,367	31,495
Retail through collector’s catalog club	4,098	4,145	7,869	8,049

Total domestic die-cast	23,773	29,902	57,390	63,473
Foreign Die-cast — wholesale distribution and promotion	9,767	9,000	20,100	18,437

Total Die-cast	33,540	38,902	77,490	81,910

Domestic Apparel and Memorabilia:
Wholesale distribution and promotion	17,721	21,430	31,390	34,683
Wholesale to mass-merchant retailers	12,737	11,427	21,759	19,717

Total apparel and memorabilia	30,458	32,857	53,149	54,400

Retail at Trackside	10,364	10,826	18,983	16,922
Royalties and Other	964	1,011	1,758	1,571

Net Sales	$75,326	$83,596	$151,380	$154,803

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